Exhibit 99.1

Sientra Reports THIRD Quarter FINANCIAL and operational Results

IRVINE, Calif., November 9, 2023 (GLOBE NEWSWIRE) -- Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a surgical aesthetics company developing the safest and most innovative solutions for the best aesthetic outcomes, today announced its financial results for the third quarter that ended September 30, 2023.

Third Quarter 2023 Financial and Business Highlights

•
Net sales of $19.5 million representing a decrease of 13.7% over the third quarter of 2022. For the first nine months of 2023, net sales totaled $65.2 million, approximately flat from $65.5 million for the same period in 2022.
•
Free cash flow usage of $3.6 million, a slight improvement from $3.7 million in the same period in 2022. For the first nine months of 2023, free cash flow usage totaled $11.2 million, a 68.3% improvement versus free cash usage of $35.3 million for the same period in 2022.
•
Adjusted EBITDA loss of $6.4 million, a 25.6% improvement from a $8.6 million loss for the same period in 2022. For the first nine months of 2023, adjusted EBITDA loss totaled $15.4 million, a 47.4% improvement versus a $29.3 million loss for the same period in 2022.
•
Presented at the American Society of Plastic Surgeons meeting in Austin, Texas, unparalleled 12-month interim clinical data for the Viality™ fat transfer system demonstrating over 80% fat retention at all time points.
•
Obtained approval for Viality from Health Canada, representing the first international expansion for the Company’s novel fat transfer technology.

Ron Menezes, Sientra’s President and Chief Executive Officer, said, "As reported in our October 30 pre-release, Q3 revenues were negatively impacted by more pronounced seasonality resulting in softer procedural volumes as compared to prior periods. We remain enthusiastic on the potential of our portfolio, which we believe is unmatched in the industry. With the early controlled launches of Viality and Simpliderm® starting to take effect, and the upcoming launch of Allox2 PRO™, which is the first and only dual port, MRI-compatible tissue expander, we believe 2024 will be an inflection point for the Company, driven by both top-line growth and profitability."

“We are extremely excited about the interim 12-month clinical data on our Viality long-term retention study presented at Plastic Surgery: The Meeting” commented Dr. Denise Dajles, Sientra’s Chief Technology Officer. “This first-of-its-kind study, has demonstrated unparalleled fat retention of over 80% at the 3-, 6- and now 12-month time points. This retention rate is also consistent across cohorts, showing predictable, high retention rates for augmentation and reconstruction patients, including patients using fat with implants or just fat alone. This is highly significant, as it represents the first truly minimally invasive option for patients who want to add volume without an implant, providing an important new tool for plastic surgeons in their patient care.”

Third Quarter 2023 Financial Results

•
Total net sales were $19.5 million, a decrease of 13.7% compared to total net sales of $22.6 million for the same period in 2022.
•
GAAP gross profit for the third quarter of 2023 was $10.0 million, or 51.3% of sales, compared to gross profit of $12.8 million, or 56.6% of sales, for the same period in 2022. This quarter’s results were negatively affected by a non-cash depreciation and amortization charge of $1.4 million. This charge is primarily due to the inclusion of non-cash amortization of Viality manufacturing know-how and developed technology in cost of sales. Non-GAAP gross margin, excluding this non-cash depreciation and amortization charge, was 58.4% of sales for the current period as compared to 57.9% for the prior year period.
•
Total GAAP loss from continuing operations for the third quarter of 2023 was $14.8 million, compared to $14.9 million for the same period in 2022, a 0.7% improvement from the prior year period.
•
Total GAAP operating expense for the third quarter of 2023 was $19.4 million, compared to $25.3 million for the prior year period, a decrease of $5.9 million or 23.3%.
•
Non-GAAP total operating expenses for the third quarter of 2023 were $17.8 million, compared to $21.7 million for the same period in 2022, an 18.0% reduction from the prior year period.
•
On a non-GAAP basis, adjusted EBITDA for the third quarter of 2023 was a $6.4 million loss, a 25.6% improvement from a loss of $8.6 million for the same period in 2022.
•
Net cash and cash equivalents as of September 30, 2023, were $15 million, compared to $26.1 million on December 31, 2022, and $18.6 million on June 30, 2023.

Conference Call

Sientra will hold a conference call today, November 9, 2023, at 4:30 pm ET to discuss third quarter 2023 results. The dial-in numbers are (844) 735-3763 for domestic callers and (412) 317-5711 for international callers. The webcast link is the following: Sientra Q3 2023 Earnings Call Webcast Registration Link. A live conference call webcast will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the call’s completion.

Use of Non-GAAP Financial Measures

Sientra has supplemented its U.S. GAAP net income (loss) with a non-GAAP measure of adjusted EBITDA, U.S. GAAP gross profit and gross margin with a non-GAAP measure of adjusted gross profit and gross margin, U.S. GAAP operating expenses with a non-GAAP measure of non-GAAP operating expenses, and U.S. GAAP cash flow from operating activities with a non-GAAP measure of free cash flow. Management believes that these non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the Company, facilitate a more meaningful comparison of results for current periods with previous operating results, and assist management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. Reconciliations of non-GAAP adjusted EBITDA, non-GAAP adjusted gross profit and gross margin, non-GAAP operating expenses, and free cash flow to U.S. GAAP net income (loss), U.S. GAAP operating expenses and U.S. GAAP cash flow from operating activities, the most directly comparable U.S. GAAP measures, are provided in the schedules below. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for U.S. GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with U.S. GAAP and the reconciliations of the non-GAAP financial measures provided in the schedules below.

About Sientra

Headquartered in Irvine, California, Sientra is a surgical aesthetics company focused on empowering people to change their lives through increased self-confidence and self-respect. Backed by unrivaled clinical and safety data, Sientra’s platform of products includes a comprehensive portfolio of round and shaped breast implants, the first fifth-generation breast implants approved by the FDA for sale in the United States, the ground-breaking AlloX2®breast tissue expander with patented dual-port and integral drain technology, the next-generation AlloX2Pro™, the first and only FDA-cleared MRI-compatible tissue expander, the Viality™ with AuraClens™ enhanced viability fat transfer system, the SimpliDerm® Human Acellular Dermal Matrix, and BIOCORNEUM the #1 performing, preferred and recommended scar gel of plastic surgeons (*).

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

To learn more about Sientra, visit our website and follow Sientra on LinkedIn, Instagram, and Facebook.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the Company’s unaudited financial information for the third quarter ended September 30, 2023, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, operating expense, profitability, outlook and overall business strategy, the Company’s ability and timing to successfully integrate the Viality™ with AuraClens™ fat transfer system and SimpliDerm® human Acellular Dermal Matrix into its existing operations, the reception of plastic surgeons to the Company’s products, the Company’s ability to expand into aesthetic applications outside of breast procedures, the Company’s ability to add additional products and strategic partnerships, and the Company’s ability to capture additional market share and customer accounts in the plastic surgery market. Such statements are subject to risks and uncertainties, including the audit of the Company’s financial statements which audit is not yet complete and the numbers presented here could differ from the final audited financial statements presented by the Company, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to the Company’s products, the ability to meet consumer demand including any potential supply issues resulting from the COVID-19 pandemic or the war in Ukraine, the growth of the plastic surgery market and breast procedures, the ability of the Company to execute on its commercial, operational, marketing, research and development and regulatory plans, and the Company’s ability to comply with the terms of the Facility Agreement, including financial covenants, both during and after any waiver period, and/or obtain any additional waivers of any terms of the Company’s Facility Agreement to the extent required. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Investor Relations Contact

Aman R. Patel, CFA

aman.patel@westwicke.com

Sientra, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net sales	$19,544	$22,570	$65,231	$65,481
Cost of goods sold	9,515	9,794	30,440	27,118
Gross profit	10,029	12,776	34,791	38,363
Operating expenses:
Sales and marketing	9,330	12,290	29,487	41,542
Research and development	2,476	3,720	7,571	9,823
General and administrative	7,620	9,324	24,805	31,589
Total operating expenses	19,426	25,334	61,863	82,954
Loss from operations	(9,397)	(12,558)	(27,072)	(44,591)
Other (expense) income, net:
Interest income	168	41	458	58
Interest expense	(2,367)	(2,364)	(7,250)	(6,584)
Change in fair value of derivative liability	(3,153)	—	(3,153)	—
Other (expense) income, net	(24)	(6)	(125)	(1)
Total other (expense) income, net	(5,376)	(2,329)	(10,070)	(6,527)
Loss from continuing operations before income taxes	(14,773)	(14,887)	(37,142)	(51,118)
Loss from continuing operations	(14,773)	(14,887)	(37,142)	(51,118)
Loss from discontinued operations, net of income taxes	—	(94)	—	(208)
Net loss	$(14,773)	$(14,981)	$(37,142)	$(51,326)
Basic and diluted net loss per share attributable to common stockholders
Continuing operations	$(1.31)	$(2.37)	$(3.23)	$(8.16)
Discontinued operations	—	(0.01)	—	(0.03)
Basic and diluted net loss per share	$(1.31)	$(2.38)	$(3.23)	$(8.19)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	11,290,699	6,284,817	11,488,310	6,261,350

Sientra, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$15,026	$26,071
Accounts receivable, net	29,610	36,892
Inventories	39,268	42,692
Prepaid expenses and other current assets	2,604	2,094
Total current assets	86,508	107,749
Property and equipment, net	13,289	14,941
Goodwill	9,202	9,202
Other intangible assets, net	24,332	25,676
Right of use assets, net	5,753	7,004
Other assets	849	849
Total assets	$139,933	$165,421
Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt	$58,810	$-
Accounts payable	5,284	6,818
Accrued and other current liabilities	20,655	22,599
Customer deposits	53,598	45,161
Sales return liability	13,745	15,773
Total current liabilities	152,092	90,351
Long-term debt	—	55,406
Derivative liability	3,153	880
Deferred and contingent consideration	1,794	2,791
Warranty reserve	8,758	8,186
Lease liabilities	4,129	5,518
Other liabilities	2,052	2,698
Total liabilities	171,978	165,830
Stockholders’ deficit:
Total stockholders’ deficit	(32,045)	(409)
Total liabilities and stockholders’ deficit	$139,933	$165,421

Sientra, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(37,142)	$(51,326)
Loss from discontinued operations, net of income taxes	—	(208)
Loss from continuing operations, net of income taxes	(37,142)	(51,118)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,546	4,947
Provision for doubtful accounts	448	1,086
Provision for warranties	1,510	583
Provision for inventories	68	607
Fair value adjustments to derivative liability	3,153	—
Fair value adjustments of other liabilities held at fair value	350	(88)
Amortization of debt discount and issuance costs	3,621	3,029
Employee stock-based compensation expense	4,293	6,113
Other non-cash adjustments	—	135
Changes in operating assets and liabilities:
Accounts receivable	6,610	(2,341)
Inventories	3,357	667
Prepaid expenses, other current assets and other assets	741	1,997
Accounts payable, accrued and other liabilities	(9,122)	(5,514)
Customer deposits	8,437	7,830
Sales return liability	(2,029)	(1,383)
Net cash flow used in operating activities - continuing operations	(10,159)	(33,450)
Net cash flow used in operating activities - discontinued operations	—	(208)
Net cash used in operating activities	(10,159)	(33,658)
Cash flows from investing activities:
Purchases of property and equipment	(1,056)	(1,856)
Net cash flow used in investing activities - continuing operations	(1,056)	(1,856)
Net cash used in investing activities	(1,056)	(1,856)
Cash flows from financing activities:
Proceeds from issuance of common stock for employee stock-based plans	428	475
Shares repurchased for tax withholding on vesting RSUs	(96)	(448)
Gross borrowings under the Term Loan	—	5,000
Gross borrowings under the Revolving Loan	—	5,440
Repayments of the Revolving Loan	—	(7,678)
Deferred financing costs	(162)	(73)
Net cash provided by financing activities - continuing operations	170	2,716
Net cash provided by financing activities	170	2,716
Net decrease in cash, cash equivalents and restricted cash	(11,045)	(32,798)
Cash, cash equivalents and restricted cash at:
Beginning of period	26,677	52,068
End of period	$15,632	$19,270

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	15,026	18,975
Restricted cash included in other assets	606	295
Total cash, cash equivalents and restricted cash	$15,632	$19,270

Sientra, Inc.
Reconciliation of US GAAP Loss from Continuing Operations to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Loss from continuing operations, as reported	$(14,773)	$(14,887)	$(37,142)	$(51,118)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	2,223	2,329	6,917	6,528
Depreciation and amortization	1,887	1,545	5,546	4,947
Fair value adjustments to contingent consideration	—	—	90	(88)
Fair value adjustments to derivative liability	3,153	—	3,153	—
Stock-based compensation	1,233	1,855	4,293	6,113
Provision for doubtful accounts	(86)	582	448	1,086
Severance	280	—	598	1,635
SEC/DOJ related legal fees	—	—	1,016	—
Legal settlement expense	(265)	—	(265)	1,600
Total adjustments to loss from continuing operations	8,425	6,311	21,796	21,821
Adjusted EBITDA	$(6,348)	$(8,576)	$(15,346)	$(29,297)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
As a Percentage of Revenue**	2023	2022	2023	2022
Loss from continuing operations, as reported	(75.6%)	(66.0%)	(56.9%)	(78.1%)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	11.4%	10.3%	10.6%	10.0%
Depreciation and amortization	9.7%	6.8%	8.5%	7.6%
Fair value adjustments to contingent consideration	0.0%	0.0%	0.1%	(0.1%)
Fair value adjustments to derivative liability	16.1%	0.0%	4.8%	0.0%
(Loss) gain on extinguishment of debt	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	6.3%	8.2%	6.6%	9.3%
Provision for doubtful accounts	(0.4%)	2.6%	0.7%	1.7%
Severance	1.4%	0.0%	0.9%	2.5%
SEC/DOJ related legal fees	0.0%	0.0%	1.6%	0.0%
Legal settlement expense	(1.4%)	0.0%	(0.4%)	2.4%
Total adjustments to loss from continuing operations	43.1%	28.0%	33.4%	33.3%
Adjusted EBITDA	(32.5%)	(38.0%)	(23.5%)	(44.7%)

** Adjustments may not add to the total figure due to rounding.

Sientra, Inc.
Reconciliation of US GAAP Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net sales	$19,544	$22,570	$65,231	$65,481
Cost of goods sold	9,515	9,794	30,440	27,118
Gross profit	$10,029	$12,776	$34,791	$38,363
Gross margin	51.3%	56.6%	53.3%	58.6%
Adjustments to gross profit
Depreciation and amortization	1,386	301	4,087	1,132
Total adjustments to gross profit	1,386	301	4,087	1,132
Adjusted gross profit	$11,415	$13,077	$38,878	$39,495
Adjusted gross margin	58.4%	57.9%	59.6%	60.3%

Sientra, Inc.
Reconciliation of US GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
US GAAP operating expenses, as reported	$19,426	$25,334	$61,863	$82,954
Adjustments to GAAP operating expenses:
Depreciation and amortization	501	1,244	1,459	3,815
Fair value adjustments to contingent consideration	—	—	90	(88)
Stock-based compensation	1,233	1,855	4,293	6,113
Provision for doubtful accounts	(86)	582	448	1,086
Severance	280	—	598	1,635
SEC/DOJ related legal fees	—	—	1,016	—
Legal settlement expense	(265)	—	(265)	1,600
Total adjustments to GAAP operating expenses	1,663	3,681	7,639	14,161
Non-GAAP operating expenses	17,763	21,653	54,224	68,793

Sientra, Inc.
Reconciliation of US GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
US GAAP operating expenses, as reported
Sales and marketing	$9,330	$12,290	$29,487	$41,542
Research and development	2,476	3,720	7,571	9,823
General and administrative	7,620	9,324	24,805	31,589
Total GAAP operating expenses, as reported	$19,426	$25,334	$61,863	$82,954
Adjustments to GAAP operating expenses:
Sales and marketing	425	640	1,332	3,065
Research and development	205	173	528	575
General and administrative	1,033	2,868	5,779	10,521
Total adjustments to GAAP operating expenses	1,663	3,681	7,639	14,161
Non-GAAP operating expenses
Sales and marketing	8,905	11,650	28,155	38,477
Research and development	2,271	3,547	7,043	9,248
General and administrative	6,587	6,456	19,026	21,068
Total Non-GAAP operating expenses	$17,763	$21,653	$54,224	$68,793

Sientra, Inc.
Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net cash flow used in operating activities - continuing operations	$(3,367)	$(2,605)	$(10,159)	$(33,450)
Purchases of property and equipment	(270)	(1,043)	(1,056)	(1,856)
Free cash flow	$(3,637)	$(3,648)	$(11,216)	$(35,306)